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                               PURCHASE AGREEMENT

                  Purchase Agreement dated December 17, 2002 between F&C/Claymore Preferred Securities Income Fund Incorporated, a corporation organized under the laws of the State of Maryland (the "Fund"), and Flaherty & Crumrine Incorporated ("F&C") hereby agree as follows:

                  WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund proposes to issue and sell shares of its common stock, par value $.01 per share (the "Common Stock"), to the public pursuant to a Registration Statement on Form N-2 (the "Registration Statement") filed with the Securities and Exchange Commission; and

                  WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its securities.

                  NOW, THEREFORE, the Fund and F&C agree as follows:

                  1. The Fund offers to sell to F&C, and F&C agrees to purchase from the Fund, 4,189 shares of Common Stock at a price of $23.875 per share (the "Shares") on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

                  2. F&C represents and warrants to the Fund that F&C is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from those registration requirements.

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                  3. F&C's right under this Purchase Agreement to purchase the
Shares is not assignable.

                  IN WITNESS WHEREOF, the Fund and F&C have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

                                    F&C/CLAYMORE PREFERRED SECURITIES
                                    INCOME FUND INCORPORATED
                                    By: /s/ Donald F. Crumrine
                                       ------------------------------
                                    Name: Donald F. Crumrine
                                    Title: Chairman of the Board and
                                           Chief Executive Officer

ATTEST:
/s/ Peter C. Stimes
----------------------------------
Name: Peter C. Stimes
Title: Vice President
and Treasurer

                                    FLAHERTY & CRUMRINE INCORPORATED

                                    By: /s/ Robert M. Ettinger
                                       -----------------------------
                                    Name: Robert M. Ettinger
                                    Title: President

ATTEST:
/s/ Peter C. Stimes
---------------------------------
Name: Peter C. Stimes
Title: Vice President


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